Exhibit 99.1

SurModics Reports Fourth Quarter and Fiscal Year 2011 Results

Sequential Revenue Growth in Core Businesses

Achieved 2011 Non-GAAP Guidance

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--November 3, 2011--SurModics, Inc. (Nasdaq: SRDX), a leading provider of drug delivery and surface modification technologies to the healthcare industry, today reported financial results for the fourth quarter and fiscal year ended September 30, 2011.

Fourth Quarter Summary:

  GAAP results:
    Revenue of $17.2 million
    Asset impairment charge, associated with SurModics Pharmaceuticals of $17.9 million
    Restructuring charge, associated with August 23rd strategic realignment of $1.0 million
    Operating loss of $17.4 million
    Net loss of $12.9 million
    Diluted EPS of ($0.74)
  Non-GAAP results (assuming normalized effective tax rate):
    Adjusted net income of $1.0 million compared with Q3 adjusted net income of $2.3 million
    Adjusted diluted EPS of $0.06 compared with Q3 adjusted diluted EPS of $0.13
  Revenue summary (GAAP):
    Royalties and license fees of $7.8 million, up 4% sequentially
    Product sales of $6.5 million, up 12% sequentially
    R&D revenue of $2.8 million, down 38% sequentially
  Revenue by business unit (GAAP):
    Medical Device -- $10.2 million, up 7% sequentially
    Pharmaceuticals -- $3.3 million, down 35% sequentially
    In Vitro Diagnostics -- $3.7 million, up 7% sequentially
  Operating profit (loss) by business unit (GAAP):
    Medical Device -- $5.0 million
    Pharmaceuticals -- ($20.4) million (includes $17.9 million asset impairment charge)
    In Vitro Diagnostics -- $0.9 million
    Corporate -- ($2.9) million (includes $1.0 million restructuring charge)
  Operating cash flow of $4.9 million
  Cash and investments of $68.2 million; zero debt

  5 new licenses signed with SurModics customers
  2 new customer product classes launched by SurModics customers

Fiscal Year 2011 Summary:

  GAAP results:
    Revenue of $67.8 million
    Operating loss of $17.5 million
    Net loss of $12.8 million
    Diluted EPS of ($0.73)
  Non-GAAP results (assuming normalized effective tax rate):
    Adjusted revenue of $67.8 million
    Adjusted operating income of $8.0 million
    Adjusted net income of $5.6 million
    Adjusted diluted EPS of $0.32
  Revenue summary (GAAP):
    Royalties and license fees of $30.6 million, down 11% year-to-year
    Product sales of $23.0 million, up 14% year-to-year
    R&D revenue of $14.2 million, down 8% year-to-year
  Revenue by business unit (GAAP):
    Medical Device -- $39.6 million, down 8% year-to-year
    Pharmaceuticals -- $15.1 million, down 3% year-to-year
    In Vitro Diagnostics -- $13.1 million, up 17% year-to-year
  Operating profit (loss) by business unit (GAAP):
    Medical Device -- $19.8 million, up 2% year-to-year
    Pharmaceuticals – ($32.5) million down 23% year-to-year
    In Vitro Diagnostics -- $4.3 million up 29% year-to-year
    Corporate – ($9.1) million up 12% year-to-year

“We are pleased with our fiscal 2011 performance as we have delivered performance consistent with our most recent non-GAAP guidance,” said Gary Maharaj, SurModics’ President and Chief Executive Officer. “We are already seeing benefits from our efforts to refocus on our core businesses. During the year, our Medical Device business delivered record hydrophilic royalty revenue and our In Vitro Diagnostics business generated record product revenue. Additionally, the recent sale of our Pharmaceuticals business allows us to increase our focus on growing our core business.”

Fourth Quarter Fiscal 2011:
Revenue for the fourth quarter of fiscal 2011 was $17.2 million, down 5% compared with $18.0 million in the third quarter, reflecting lower R&D revenue in our Pharmaceuticals business partially offset by growth in our Medical Device and In Vitro Diagnostics businesses.

An operating loss of $17.4 million in the fourth quarter compared with operating income of $3.4 million in the third quarter. The fourth quarter net loss was $12.9 million compared with net income of $3.8 million in the third quarter. Diluted earnings per share was a loss of ($0.74), compared with earnings per share of $0.22 in the third quarter of 2011.

Results for the fourth quarter of fiscal 2011 include a $17.9 million non-cash asset impairment charge associated with our Pharmaceuticals business and a $1.0 million restructuring charge associated with the August strategic realignment. On a non-GAAP basis, excluding these charges, adjusted diluted earnings per share was $0.06.

Fiscal 2011:
Fiscal 2011 revenue was $67.8 million, compared with fiscal 2010 revenue of $69.9 million. Fiscal 2011 and fiscal 2010 revenue included $6.7 million and $9.8 million, respectively, of revenue associated with products that Cordis, a J&J company, has indicated it will no longer manufacture by the end of calendar year 2011.

The operating loss for fiscal 2011 was $17.5 million compared with an operating loss of $14.1 million in the prior year. The full-year net loss was $12.8 million compared with $21.1 million in fiscal 2010. Diluted net loss per share was ($0.73), compared with diluted net loss per share of ($1.21) last year.

On a non-GAAP basis, for fiscal 2011, excluding restructuring charges, goodwill and asset impairment charges and certain other adjustments, adjusted total revenue was $67.8 million and adjusted operating income was $8.0 million. Assuming a normalized effective tax rate of 38%, adjusted net income was $5.6 million, and adjusted diluted net income per share was $0.32.

SurModics’ cash and investment balance totaled $68.2 million as of September 30, 2011, with no debt. Operating cash flow for the fourth quarter was $4.9 million, compared with $5.3 million in the fourth quarter of fiscal 2010. For fiscal year 2011, operating cash flow was $20.0 million, compared with $22.0 million in fiscal year 2010.

“While we have faced a number of challenges and undergone important changes over the past twelve months, we are proud of our entire team for committing to our new vision, executing successfully against our strategic objectives , and in turn, achieving our financial targets in fiscal 2011,” added Maharaj. “Looking ahead, we are excited about the opportunities provided by our two core businesses as well as our new approach to our R&D portfolio, which remains a critical component for driving growth at SurModics. We believe the newly focused and highly efficient structure of our Company will, over the long term, drive sustainable, double digit organic sales growth and profitable earnings growth.”

Outlook
SurModics’ estimates are based on actual results for 2011, management’s current belief about business trends, the impact of the Cordis Cypher decision and general economic uncertainties. Our outlook from continuing operations on a GAAP basis excludes any revenue associated with Cypher and the Pharmaceuticals business. As a reminder we will report our fiscal 2012 Pharmaceuticals results as discontinued operations. For the full year, SurModics expects GAAP revenue from continuing operations to be in the range of $47 to $51 million and diluted GAAP EPS from continuing operations to be in the range of $0.45 to $0.53 per share.

Live Webcast
SurModics will host a webcast at 5:00 p.m. ET (4:00 p.m. CT) today to discuss the quarterly and full year results. To access the webcast, go to the investor relations portion of the Company’s website at www.surmodics.com, and click on the webcast icon. A replay of the fourth quarter conference call will be available by dialing 800-406-7325 and entering conference call ID 4485778. The audio replay will be available beginning at 7:00 p.m. CT on Thursday, November 3, until 7:00 p.m. CT on Thursday, November 10.

About SurModics, Inc.
SurModics’ vision is to extend and improve the lives of patients through technology innovation. The Company partners with the world’s foremost medical device, pharmaceutical and life science companies to develop and commercialize innovative products that result in improved diagnosis and treatment for patients. Core offerings include: drug delivery technologies (coatings, microparticles, nanoparticles, and implants); surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and specialized surfaces for cell culture and microarrays. SurModics is headquartered in Eden Prairie, Minnesota and its SurModics Pharmaceuticals subsidiary is located in Birmingham, Alabama. For more information about the Company, visit www.surmodics.com. The content of SurModics’ website is not part of this release or part of any filings the Company makes with the SEC.

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations regarding our ability to return to sustainable, long-term profitability, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) our ability to timely satisfy the closing conditions in our asset purchase agreement with Evonik Industries AG relative to the sale of our Pharmaceuticals business; (2) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies may adversely affect our business operations, our ability to realize the full potential of our pipeline, and our ability to achieve our corporate goals; and (3) the factors identified under "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SurModics is reporting non-GAAP financial results including non-GAAP revenue, non-GAAP operating income, non-GAAP net income and non-GAAP diluted net income per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance excluding certain event-specific charges, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payout under our executive compensation programs. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors and facilitates comparisons of our current results of operations. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures presented should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended September 30,		Year Ended September 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Revenue
Royalties and license fees	$7,796	$7,944	$30,583	$34,277
Product sales	6,516	4,598	22,965	20,184
Research and development	2,840	3,007	14,233	15,437
Total revenue	17,152	15,549	67,781	69,898

Operating costs and expenses
Product costs	2,502	2,605	8,315	9,425
Customer research and development	4,271	5,399	18,412	18,147
Other research and development	3,321	4,409	12,244	17,916
Selling, general and administrative	5,547	4,784	20,545	18,451
Asset impairment charges	17,890	2,631	17,890	4,896
Restructuring charges	1,007	—	2,243	1,306
Goodwill impairment charge	—	13,810	5,650	13,810
Total operating expenses	34,538	33,638	85,299	83,951
Loss from operations	(17,386)	(18,089)	(17,518)	(14,053)

Other income (loss)
Investment income	127	217	1,026	1,337
Impairment loss on investments	—	(5,366)	—	(7,943)
Other income (loss)	127	(5,149)	1,026	(6,606)
Loss before income taxes	(17,259)	(23,238)	(16,492)	(20,659)

Income tax benefit (provision)	4,322	1,575	3,714	(430)
Net loss	$(12,937)	$(21,663)	$(12,778)	$(21,089)

Basic net loss per share	$(0.74)	$(1.25)	$(0.73)	$(1.21)

Diluted net loss per share	$(0.74)	$(1.25)	$(0.73)	$(1.21)

Weighted average shares outstanding
Basic	17,449	17,374	17,419	17,372
Diluted	17,449	17,374	17,419	17,372

SurModics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2011	September 30, 2010
	(Unaudited)
Assets
Current assets
Cash and short-term investments	$38,443	$20,496
Accounts receivable	7,694	8,987
Inventories	4,150	3,047
Other current assets	3,477	4,948
Total current assets	53,764	37,478

Property and equipment, net	47,926	65,395
Long-term investments	29,753	36,290
Intangibles, net	10,629	15,257
Goodwill	8,010	8,010
Other assets	12,572	7,849
Total assets	$162,654	$170,279

Liabilities and Stockholders’ Equity
Current liabilities	$11,040	$7,647
Other liabilities	6,278	8,273
Total stockholders’ equity	145,336	154,359
Total liabilities and stockholders’ equity	$162,654	$170,279

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year Ended September 30,
	2011	2010
	(Unaudited)
Operating Activities:
Net loss	$(12,778)	$(21,089)
Depreciation and amortization	7,145	7,818
Stock-based compensation	4,252	5,875
Goodwill impairment charge	5,650	13,810
Asset impairment charges	17,890	4,896
Impairment loss on investments	—	7,943
Deferred taxes	(5,892)	446
Net other operating activities	(132)	328
Change in operating assets and liabilities
Accounts receivable	1,293	2,333
Accounts payable and accrued liabilities	1,949	1,135
Income taxes	1,168	(4,121)
Deferred revenue	37	2,632
Net change in other operating assets and liabilities	(627)	2
Net cash provided by operating activities	19,955	22,008

Investing Activities:
Net purchases of property and equipment	(3,459)	(9,679)
Payments related to prior business acquisitions	(5,650)	(750)
Net other investing activities	438	(9,643)
Net cash used in investing activities	(8,671)	(20,072)

Financing Activities:
Issuance of common stock	574	892
Purchase of common stock to fund employee taxes	(40)	(545)
Repurchase of common stock	—	(2,032)
Net other financing activities	8	(496)
Net cash provided by (used in) financing activities	542	(2,181)

Net change in cash and cash equivalents	11,826	(245)
Cash and cash equivalents
Beginning of period	11,391	11,636
End of period	$23,217	$11,391

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information for the
Three Months Ended September 30, 2011
(in thousands, except per share data)

(Unaudited)

	As Reported GAAP[1]	Adjustments		Adjusted Non-GAAP[2]

Revenue
Royalties and license fees	$7,796	$(49)[3]		$7,747
Product sales	6,516			6,516
Research and development	2,840			2,840
Total revenue	$17,152	$(49)		$17,103

(Loss) income from operations	$(17,386)	$18,848	[4]	$1,462

Net (loss) income	$(12,937)	$13,922	[5]	$985

Diluted net (loss) income per share[6]	$(0.74)			$0.06

[1]	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).
[2]	Adjusted Non-GAAP amounts consider adjustments in the period associated with up-front license fees received under certain of our customer agreements (including our agreement with Genentech) (long-term agreements), and certain other non-recurring or event-specific items recognized in the period in accordance with GAAP.
[3]	Reflects amortization of deferred revenue recognized in the period under GAAP associated with long-term agreements.
[4]	Reflects restructuring charges of $1,007, asset impairment charges of $17,890 and amortization of deferred revenue recognized in the period under GAAP associated with long-term agreements.
[5]	Reflects the after tax impact of the adjustments. The Company’s adjusted non-GAAP effective tax rate for the period was 38.0%.
[6]	Diluted net (loss) income per share is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information for the
Year Ended September 30, 2011
(in thousands, except per share data)

(Unaudited)

	As Reported GAAP[1]	Adjustments		Adjusted Non-GAAP[2]

Revenue
Royalties and license fees	$30,583	$54	[3]	$30,637
Product sales	22,965			22,965
Research and development	14,233			14,233
Total revenue	$67,781	$54		$67,835

(Loss) income from operations	$(17,518)	$25,510	[4]	$7,992

Net (loss) income	$(12,778)	$18,369	[5]	$5,591

Diluted net (loss) income per share[6]	$(0.73)			$0.32

[1]	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).
[2]	Adjusted Non-GAAP amounts consider adjustments in the period associated with up-front license fees received under certain of our customer agreements (including our agreement with Genentech) (long-term agreements), and certain other non-recurring or event-specific items recognized in the period in accordance with GAAP.
[3]	Reflects amortization of deferred revenue recognized in the period under GAAP associated with long-term agreements and amounts billed and deferred in the period associated with long-term agreements.
[4]	Reflects restructuring charges of $2,243, goodwill impairment charges of $5,650, asset impairment charges of $17,890, government grant income associated with qualifying therapeutic discovery projects of $827, expenses of $500 for certain non-recurring advisory services related to our 2011 Annual Meeting of Shareholders, amortization of deferred revenue recognized in the period under GAAP associated with long-term agreements, and amounts billed and deferred in the period associated with long-term agreements.
[5]	Reflects the after tax impact of the adjustments. The Company’s adjusted non-GAAP effective tax rate for the period was 38.0%. The goodwill impairment charges of $5,650 did not generate a tax benefit.
[6]	Diluted net (loss) income per share is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries
Supplemental Segment Information
(in thousands)

(Unaudited)

	Three Months Ended September 30,
	2011		2010		% Change
Revenue		% of Total		% of Total
Medical Device	$10,234	59.7%	$9,827	63.2%	4.1%
Pharmaceuticals	3,251	18.9	2,847	18.3	14.2
In Vitro Diagnostics	3,667	21.4	2,875	18.5	27.5
Total revenue	$17,152	100.0%	$15,549	100.0%	10.3%

	Year Ended September 30,
	2011		2010		% Change
Revenue		% of Total		% of Total
Medical Device	$39,576	58.4%	$43,211	61.8%	-8.4%
Pharmaceuticals	15,055	22.2	15,493	22.2	-2.8
In Vitro Diagnostics	13,150	19.4	11,194	16.0	17.5
Total revenue	$67,781	100.0%	$69,898	100.0%	-3.0%

	Three Months Ended September 30,		Year Ended September 30,
	2011	2010	2011	2010
Operating Loss
Medical Device	$4,962	$3,725	$19,847	$19,524
Pharmaceuticals	(20,406)	(18,293)	(32,522)	(26,479)
In Vitro Diagnostics	952	732	4,275	3,304
Corporate	(2,894)	(4,253)	(9,118)	(10,402)
Total operating loss	$(17,386)	$(18,089)	$(17,518)	$(14,053)

CONTACT:
SurModics, Inc.
Tim Arens, 952-500-7000
Vice President of Finance and interim Chief Financial Officer